Exhibit 23.4
                                                                    ------------

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-99153 of Chesapeake Funding LLC (formerly known as Greyhound Funding LLC) on Form S-3 of our report dated January 21, 2002 (which expresses an unqualified opinion and includes explanatory paragraphs relating to Chesapeake Funding LLC as if it had been operated as an unaffiliated entity and the adoption of Statement of Financial Accounting Standards No. 133) appearing in the Annual Report on Form 10-K of Chesapeake Funding LLC for the year ended December 31, 2001, and to the use of such report dated January 21, 2002, incorporated by reference in the Prospectus, which is a part of this Registration Statement.

         We also consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-99153-01 of D.L. Peterson Trust on Form S-1 of our report dated January 21, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to D.L. Peterson Trust as if it had been operated as an unaffiliated entity) appearing in the Prospectus, which is a part of this Registration Statement.

         We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP





Baltimore, Maryland
December 2, 2002